UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement for 7.75% Senior Secured Notes Due 2019

On July 31, 2013, LSB Industries, Inc. (the “Company”) and its direct and indirect subsidiaries as guarantors entered into a purchase agreement (the “Purchase Agreement”) relating to the sale by the Company of $425.0 million aggregate principal amount of the Company’s 7.75% Senior Secured Notes due 2019 (the “Notes”). The Purchase Agent provides that the Notes will be sold at par. The sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement is expected to close on August 7, 2013. The Purchase Agreement contains customary warranties, covenants and closing conditions.

The Company’s obligations under the Notes will be, jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), by each of the Company’s current and future domestic restricted subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”). The Notes and certain Guarantees will be secured, subject to certain exceptions and permitted liens, (a) on a first-priority basis by a substantial portion of the Company’s and certain Guarantors’ assets (other than the assets securing the Company’s Working Capital Revolver (defined below), and (b) on a second-priority basis by certain of the Company’s and certain Guarantors’ assets that secure the Working Capital Revolver on a first-priority basis, including accounts receivable, inventories and certain other related asset proceeds thereof.

The net proceeds from the Notes offering are expected to be approximately $418.0 million, after deducting the estimated expenses of the Notes offering. The Company intends to use the net proceeds from the Notes offering to (a) repay the $67.2 million unpaid principal balance and the prepayment penalty under its existing term loan facility, plus all accrued and unpaid interest due thereon and (b) for general corporate purposes, which the Company expects to include, among other things, the construction of an ammonia plant, nitric acid plant and concentrator at its chemical facility located in El Dorado, Arkansas; improvement of reliability, mechanical integrity, and safety at all of its chemical facilities; and development of its acquired natural gas leaseholds during the next three years. Pending application of proceeds in accordance with clause (b), the net proceeds will be invested in investments with highly rated money market funds, U.S. government securities, treasury bills, and/or short-term commercial paper.

The Notes will be offered and sold pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may be resold in private sales exempt from registration under the Securities Act (a) inside the United States to “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”), in accordance with Rule 144A and (b) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered.

Amendment to Working Capital Revolver

On July 31, 2013, the Company, ThermaClime L.L.C., a wholly owned subsidiary of the Company (“ThermaClime”), certain subsidiaries of ThermaClime, and Consolidated Industries Corp., a subsidiary of the Company (“Consolidated Industries”), entered into the Eighth Amendment to the Amended and Restated Loan and Security Agreement (the “Eighth Amendment”), with the lenders identified on the signature pages thereof (collectively the “Lenders”) and Wells Fargo Capital Finance, Inc. (“Wells Fargo”), as the arranger and administrative agent for the Lenders, which amends ThermaClime’s existing $50 million working capital revolver under the Amended and Restated Loan and Security Agreement, dated November 5, 2007, as previously amended (the “Working Capital Revolver”). The Eighth Amendment replaces and supersedes in all respects the Eighth Amendment to the Amended and Restated Loan Agreement, dated July 3, 2013, which, in accordance with its terms, did not become effective. The Eighth Amendment will be effective upon the closing of the sale of the Notes pursuant to the terms of the Purchase Agreement and payment in full of all amounts owing under the Company’s existing term loan facility. If the Eighth Amendment becomes effective, among other things, (a) the maximum revolver amount will be increased to $100 million, subject to the amount of available collateral, (b) the maturity date will be extended to April 13, 2018, and (c) the Lenders will be entitled to a second priority lien on the assets securing the Notes, to the extent such liens are on assets currently constituting collateral under the Working Capital Revolver.

Ammonia Plant

We are negotiating an Engineering, Procurement, and Construction Agreement with SAIC Constructors, LLC, a subsidiary of Science Applications International Corporation, to engineer and construct an ammonia plant and certain support facilities at our facility located in El Dorado, Arkansas. We expect SAIC Constructor, LLC’s fees in connection with this agreement to be approximately $22.0 million.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01. Other Events.

On July 31, 2013, the Company issued a press release announcing that it had priced the Notes offering disclosed in Item 1.01 and Item 2.03 hereof. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The announcement of the pricing of the Notes offering set forth in Exhibit 99.1 and incorporated herein by reference shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

The information contained in the accompanying Exhibits 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference to such Exhibit 99.1in such filing.

(d) Exhibits.

99.1	Press Release dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2013

LSB INDUSTRIES, INC.

	By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance, Chief Financial Officer